UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(954) 380-3343

Registrant’s Telephone Number, Including Area Code

________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 3, 2026, Edgemode, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with an accredited investor (the “Holder”). Pursuant to the Agreement, on June 3, 2026 (the “Issue Date”), the Company issued to the Holder a convertible promissory note in the principal amount of $300,000, with an original issuance discount of $50,000 (the “Promissory Note”) for which the Company received net proceeds of $250,000. The proceeds from the sale of the Promissory Note shall be used for working capital. The Promissory Note matures on August 3, 2026.

The Promissory Note accrues interest at a rate of 12% per annum from the Issue Date and, on the Issue Date, a $50,000 lump-sum interest charge was added to the principal amount. The Promissory Note is convertible into common stock of the Company at a conversion price of $0.01 per share (i) after the 180th daily anniversary of the Issue Date, or (ii) at any time following an event of default. In the event that, beginning six months after the Issue Date, the closing price of the Company’s common stock is less than $0.01 per share for more than five consecutive trading days, the conversion price shall reset to $0.0075 per share. If the Company’s common stock is less than $0.0075 per share for more than five consecutive trading days, the conversion price shall reset to the lowest traded price of the Company’s common stock on its principal trading market during the period of default and shall be readjusted every 21 days the Promissory Note remains in default.

The Promissory Note provides for standard and customary events of default such as failing to timely make payments under the Promissory Note when due, failure of the Company to timely comply with its reporting requirements with the Securities and Exchange Commission and the failure to maintain a listing on the OTC Markets. Upon the occurrence of an event of default, the outstanding balance of the Promissory Note shall immediately become due and payable without demand, and the Company shall pay to the Holder an amount equal to the then outstanding principal amount of the Promissory Note, plus any accrued and unpaid interest on the unpaid principal amount of the Promissory Note. At no time may the Promissory Note be converted into shares of the Company’s common stock if such conversion would result in the Holder, or its affiliates, owning an aggregate of more than 9.99% of the then outstanding shares of the Company’s common stock. The Note also prohibits borrowings by the Company senior to the Note without the consent of the Holder.

The Promissory Note was issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

The description of the Agreement and the Promissory Note are not complete and are qualified in their entirety by the full text of the Agreement and the Promissory Note, filed herewith as Exhibits 10.1 and 10.2 which are incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Exhibit Description
10.1	Securities Purchase Agreement between Edgemode, Inc. and investor effective June 3, 2026
10.2	Promissory Note issued by Edgemode, Inc. in favor of investor issued June 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: June 9, 2026	By:	/s/ Charles Faulkner
	Name:	Charles Faulkner
	Title:	Chief Executive Officer

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